UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

PROTHENA CORPORATION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction

of incorporation)

001-35676	98-1111119
(Commission File Number)	(IRS Employer Identification Number)

Alexandra House

The Sweepstakes, Ballsbridge

Dublin 4, Ireland

011-351-1-902-3519

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2014, Prothena Corporation plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, and RBC Capital Markets, LLC, as representatives to the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Underwriters agreed to subscribe for an aggregate of 4,750,000 of the Company’s ordinary shares, $0.01 par value per ordinary share. The price to the public in this offering is $22.50 per ordinary share and the Underwriters have agreed to subscribe for the ordinary shares issued by the Company pursuant to the Underwriting Agreement at a price of $20.925 per ordinary share, except for 2,222,222 ordinary shares to be purchased by entities managed by Woodford Investment Management LLP, which shares will be purchased by the Underwriters at the public offering price without the underwriting discount. The Company expects to receive net proceeds of approximately $102.5 million from the offering after deducting the underwriting discount and estimated expenses relating to the offering, subject to customary closing conditions.

In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from June 24, 2014, to subscribe for up to an additional 712,500 of the Company’s ordinary shares.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The offering is being made pursuant to registration statements on Form S-3 (Reg. Nos. 333-196965 and 333-197006) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion letter of A&L Goodbody regarding the validity of the issuance of the ordinary shares in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Company’s registration statements on Form S-3 (Reg. Nos. 333-196965 and 333-197006).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 24, 2014, by and among Prothena Corporation plc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, and RBC Capital Markets, LLC

5.1	Opinion of A&L Goodbody

23.1	Consent of A&L Goodbody (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2014	PROTHENA CORPORATION PLC

	By:	/s/ Dale B. Schenk
	Name:	Dale B. Schenk
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 24, 2014, by and among Prothena Corporation plc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, and RBC Capital Markets, LLC

5.1	Opinion of A&L Goodbody

23.1	Consent of A&L Goodbody (included in Exhibit 5.1)